UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2006

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Reynolds and Reynolds Company ("Reynolds") and Hughes Telematics, Inc. ("Hughes") entered into a purchase agreement (the "Agreement") dated July 20, 2006 whereby Hughes will acquire all of the issued and outstanding capital stock of Networkcar, Inc. ("Networkcar"), a wholly owned subsidiary of Reynolds and certain patents and patent applications owned by Reynolds and Reynolds Holdings, Inc. ("Holdings"), a wholly owned subsidiary of Reynolds and used by Networkcar as a part of its business. Reynolds expects the sale to close by August 1, 2006 subject to customary closing conditions. The terms and conditions are more fully described in the Agreement attached hereto and incorporated by reference herein as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

99.1 Purchase Agreement dated July 20, 2006 by and between Hughes Telematics, Inc. and The Reynolds and Reynolds Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

July 26, 2006	By:	Robert S. Guttman

Name: Robert S. Guttman
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Purchase Agreement